UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2019

Avon Products, Inc.
(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Building 6, Chiswick Park
London W4 5HR
United Kingdom
(Address of principal executive offices) (Zip Code)
+44-1604-232425
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company o
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. o

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement.
Revolving Facility Agreement
On February 12, 2019, Avon Products, Inc., a New York corporation (the “Company” or “Avon”), and Avon International Capital, p.l.c., an indirect wholly-owned English subsidiary of the Company (“AIC”), entered into a EUR 200.0 million multicurrency revolving facility agreement with each of Citigroup Global Markets Limited and others, as mandated lead arrangers and bookrunners, the financial institutions named therein, as original lenders, Citibank Europe plc, UK Branch, as agent, and Citibank, N.A., London Branch, as common security agent (the “Revolving Facility Agreement”). The Revolving Facility Agreement has replaced the Company’s $400.0 million Revolving Credit Agreement, dated as of June 5, 2015, among the Company, Avon International Operations, Inc. (“AIO”), each of the banks and other lenders from time to time party thereto and Citibank, N.A., as administrative agent, among others, as amended, restated, supplemented, modified, renewed and refunded (the “2015 Revolving Credit Agreement”). The 2015 Revolving Credit Agreement was terminated on February 12, 2019 prior to its scheduled expiration on June 5, 2020. There were no amounts drawn under the 2015 Revolving Credit Agreement on the date of termination and no early termination penalties were incurred by the Company or AIO.
The terms and conditions contained in the Revolving Facility Agreement include affirmative, negative and financial covenants, which are customary for financings of this type, including, among other things, limits on the ability of the Company, AIC or any restricted subsidiary to, subject to certain exceptions, incur liens, incur debt, make restricted payments, make investments or merge, consolidate or dispose of all or substantially all of its assets, as well as a minimum interest coverage ratio and a maximum total leverage ratio. The Revolving Facility Agreement also includes events of default customary for facilities of this type (with customary grace periods, as applicable), including provisions under which, upon the occurrence of an event of default, all outstanding loans may be accelerated and/or the lenders’ commitments may be terminated. Also under such provisions, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Revolving Facility Agreement shall automatically become immediately due and payable, and the lenders’ commitments will automatically terminate.
The Revolving Facility Agreement provides for a three-year senior secured EUR 200.0 million multicurrency revolving facility; provided, however, that the Revolving Facility Agreement shall terminate on the 91st day prior to the maturity of the Company’s 4.600% senior unsecured notes due 2020 (or a permitted refinancing of any of these notes) if on such 91st day, the applicable indebtedness is not redeemed, repaid, discharged, defeased or otherwise refinanced in full.
All obligations of AIC under the Revolving Facility Agreement are unconditionally guaranteed by the Company, AIO and each other material United States or English restricted subsidiary of the Company (collectively, the “Obligors”), in each case, subject to certain exceptions.
The obligations of the Obligors are secured by first priority liens on and security interests in substantially all of the assets of the Obligors, in each case, subject to certain exceptions.
There are no amounts outstanding under the Revolving Facility Agreement.  The amount available to be drawn on under the Revolving Facility Agreement is reduced by any standby letters of credit granted by AIC or any Obligor under the Revolving Facility Agreement, including the standby letters of credit granted by AIO under the 2015 Revolving Credit Agreement that were rolled over into the Revolving Facility Agreement, which, as of December 31, 2018, were approximately $29 million. The Revolving Facility Agreement is available for working capital and other general corporate purposes. Amounts available under the Revolving Facility Agreement may be borrowed, repaid and reborrowed by AIC from time to time until the maturity of the Revolving Facility Agreement. Voluntary prepayments and commitment reductions requested by AIC under the Revolving Facility Agreement are permitted at any time without fee (other than customary breakage costs relating to the prepayment of any drawn loans) upon proper notice and subject to a minimum euro requirement.
Borrowings under the Revolving Facility Agreement bear interest at a rate per annum, which will be, at AIC’s option, either LIBOR or EURIBOR (for any loan in euros) plus 225 basis points, in each case, subject to adjustment based upon a leveraged-based pricing grid. Certain of the financial institutions that are parties to the Revolving Facility Agreement provide financial services to the Company and its affiliates such as investment banking, cash management, bank guarantees and derivative arrangements.
The foregoing description of the Revolving Facility Agreement does not purport to be complete and is qualified in its entirety by reference to the Revolving Facility Agreement, attached hereto as Exhibit 10.1, and incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Multicurrency Revolving Facility Agreement, dated as of February 12, 2019, by and among Avon International Capital p.l.c., as borrower, Avon Products, Inc., the other obligors party thereto from time to time, the lenders party thereto from time to time, Citibank Europe plc, UK Branch, as agent, Citibank, N.A., London Branch, as common security agent, and the other parties party thereto from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By:	/s/ Ginny Edwards
Name: Ginny Edwards
Title: Vice President and Corporate Secretary

Date: February 14, 2019

EXHIBIT INDEX

Exhibit No.	Description
10.1
Multicurrency Revolving Facility Agreement, dated as of February 12, 2019, by and among Avon International Capital p.l.c., as borrower, Avon Products, Inc., the other obligors party thereto from time to time, the lenders party thereto from time to time, Citibank Europe plc, UK Branch, as agent, Citibank, N.A., London Branch, as common security agent, and the other parties party thereto from time to time.